UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                December 2, 2004
                        ---------------------------------
                        (Date of earliest event reported)


                             ROYCE BIOMEDICAL, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


             Nevada                   000-29895                98-0206542
------------------------------       -----------          -------------------
(State or other jurisdiction of      Commission            (I.R.S. Employer
incorporation or organization)       File Number          Identification No.)


                            433 Town Center Suite 316
                             Corte Madera, CA 94925
               --------------------------------------------------
               (Address of principal offices, including Zip Code)


                                 (646) 536-7617
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective as of December 2, 2004, Helen Zhao and Kathy Jiang resigned as members of the Board and Kathy Jiang resigned as President, Chief Executive Officer and Chief Financial Officer of Royce Biomedical, Inc., a Nevada corporation ("Royce").

Mr. Yan Xiao Wen, the remaining member of the Board of Directors of Royce, appointed three new directors to the Board. These new members will serve as board members until the earlier of their resignation, dismissal or the election by the shareholders of Royce at an annual shareholder meeting for a new term. The new appointees are Donald Gee, Joseph C Sienkiewicz and Robert Vivacqua. After the appointment of the three new directors, Mr. Gee was appointed as Chairman of the Board of Directors and President and Chief Executive Officer of Royce and Mr. Sienkiewicz was appointed as Chief Financial Officer and Secretary of Royce.

Business Experience

The following is a brief account of the education and business experience of each director and executive officer during the past five years, and any other directorships held in reporting companies. There are no family relationships among the persons described below.


Donald Gee
----------

Donald Gee, 54, has worked as Chief Financial Officer for a Toronto Stock Exchange listed gaming company and financial advisor to a national aerospace company. He is President of Cantech Capital Corp. for over 10 years. Cantech Capital Corp. provides financial and management consulting services to both private and publicly listed companies, primarily in Canada, and has over 25 years experience as a Chartered Accountant. He was the principal founder of Gee & Company Chartered Accountants, a successful Vancouver public accounting firm. Mr. Gee has served on the boards of several public companies and his chief strengths include the ability to identify, develop and implement successful corporate strategies. He is a member of the Chartered Accountants of BC and a member of the Canadian Institute of Mining and Metallurgy. Mr. Gee currently serves a President of Acero-martin Exploration Inc.(a TSX Venture listed public company), Yankee Hat Industries Corp. (a TSX Venture listed public company) and Madalena Ventures Inc. (a private company).

Joseph C. Sienkiewicz
---------------------

Joseph C. Sienkiewicz, 48, has worked as Chief Financial Officer for Capital West Funding Partners Inc. since 1999. Mr. Sienkiewicz, a certified public accountant, has over twenty-five years international business experience including acquisitions, mergers, capital raising and corporate development.

Mr. Sienkiewicz has held executive management positions in several public and private corporations subsequent to his career with KPMG, and holds a Masters Degree in Federal Taxation. Mr. Sienkiewicz has extensive experience in the public sector in both small cap and Fortune 500 companies and has been involved with publicly held enterprises for over 25 years.

Robert Vivacqua
---------------

Robert Vivacqua, 40, has been engaged for the past seven years as a consultant for Manulife Financial in addition to his position as a partner in a small independent Venture Capital firm, RJ Sterling Venture Capital, providing consulting services for individual investors in the areas of financial/estate planning, and mortgage facilitation as well as assisting and providing a wide range of services to small and mid size corporations. Mr. Vivacqua has also worked within several large and medium sized firms within the investment industry including Bank of America and Elliott & Page Mutual Funds, which eventually amalgamated into Manulife Financial. Additionally. Mr. Vivacqua has facilitated financing transactions for small to mid-sized private and public companies through his extensive contacts within the investment industry and RJ Sterling Venture Capital There is no transaction during the last two years, or any proposed transactions, to which Royce was or is a party with any of Messrs. Gee, Vivacqua or Sienkiewicz or any member of their respective immediate family

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Royce Biomedical, Inc.

By: /s/ Joseph C. Sienkiewicz
    ------------------------------
    Joseph C. Sienkiewicz, Secretary

Date:  December 29, 2004